UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. ___)

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Touchstone Strategic Trust
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TOUCHSTONE STRATEGIC TRUST
303 Broadway, Suite 1100
Cincinnati, Ohio 45202
(800) 543-0407

Touchstone Core Municipal Bond Fund
(formerly, Touchstone Ohio Tax-Free Bond Fund)

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
This information statement (the “Information Statement”) is being furnished to the shareholders of Touchstone Core Municipal Bond Fund (the “Fund”) (formerly, Touchstone Ohio Tax-Free Bond Fund), a series of Touchstone Strategic Trust (the “Trust”). This Information Statement relates to the approval by the Board of Trustees of the Trust (the “Board” or "Trustees"), including a majority of Trustees who are not interested persons of the Fund as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), of a new sub-advisory agreement (the “Sub-Advisory Agreement”) between Touchstone Advisors, Inc. (“Touchstone”) and Sage Advisory Services, Ltd. Co. (“Sage” or the “Sub-Advisor”), effective October 28, 2021, and the termination of the existing sub-advisory agreement between Touchstone and Fort Washington Investment Advisors, Inc. (“Fort Washington”), effective October 27, 2021, in each case with respect to the Fund. The U.S. Securities and Exchange Commission (the “SEC”) has granted an exemptive order that permits Touchstone, the investment advisor to the Fund, under certain conditions and subject to Board approval, to select or change unaffiliated sub-advisors to manage all or a portion of the assets of the Fund and enter into new sub-advisory agreements or amend existing sub-advisory agreements with unaffiliated sub-advisors, each without first obtaining shareholder approval. A condition of this order requires Touchstone to furnish shareholders with the relevant information contained herein about Sage and the Sub-Advisory Agreement. The Information Statement is being mailed on or about January 19, 2022 to shareholders of record of the Fund as of December 31, 2021.
BOARD APPROVAL OF THE SUB-ADVISOR
At a Board meeting held on May 20, 2021 (the “Meeting”), Touchstone recommended, and the Board considered and approved, the replacement of the Fund’s sub-advisor, Fort Washington (an affiliate of Touchstone), with Sage. The Sub-Advisory Agreement between Touchstone and Sage took effect on October 28, 2021, and the Sub-Advisory Agreement with Fort Washington was terminated as of October 27, 2021. The Board considered, among other factors discussed below, the Fund's limited opportunities for growth.
    In connection with the appointment of Sage as sub-advisor, the Fund’s prospectus was supplemented on May 26, 2021 to (1) modify the Fund’s name, investment goal and principal investment strategies to reflect the Core Municipal strategy, and (2) reduce the Fund's advisory fee and expense limitations, all of which took effect on October 28, 2021. In addition, at a shareholder meeting on September 30, 2021, shareholders of the Fund considered and approved a proposal to amend the Fund’s then-current fundamental investment policy stating that under normal circumstances, at least 80% of the income the Fund distributes will be exempt from federal income tax, including the federal alternative minimum tax, and Ohio personal income tax, so that the policy states that under normal circumstances, at least 80% of the income the Fund distributes will be exempt from federal income tax, including the federal alternative minimum tax. These revisions to the Fund's fundamental investment policy also took effect on October 28, 2021.
As of October 28, 2021, Sage has managed the Fund in accordance with its principal investment strategy. Under normal circumstances, the Fund seeks to achieve its investment goal by investing its assets primarily in high quality municipal debt, including general obligation bonds, revenue bonds, and pre-refunded municipal bonds. This includes but is not limited to municipal bonds that are issued by U.S. states and their subdivisions, authorities, instrumentalities and corporations, as well as obligations issued by U.S. territories (such as Puerto Rico, the U.S. Virgin Islands and Guam) that pay interest that is exempt from regular federal personal income tax.
Accordingly, as described above and effective October 28, 2021, the Fund’s investment goal and fundamental investment policy were changed to the following.

Investment Goal:	The Fund seeks a high level of current income exempt from federal income taxes, consistent with the protection of capital.
Fundamental Investment Policy:
Under normal circumstances, the Fund seeks to achieve its investment goal by investing its assets primarily in high-quality, municipal debt, including general obligation bonds, revenue bonds, and pre-refunded municipal bonds.

The Fund also changed its name from Touchstone Ohio Tax-Free Bond Fund to Touchstone Core Municipal Bond Fund in connection with the appointment of Sage. In conjunction with the changes to the Fund's principal investment strategies, the risk disclosure regarding non-diversification risk and state risk was removed from the Fund’s prospectus. The following risk disclosure was added to the Fund’s prospectus to reflect the risks associated with the Fund's principal investment strategy: ESG investing risk.

For more information about the Fund’s principal investment strategies, principal risks, and portfolio managers, please see the Fund’s prospectus dated October 30, 2021, as may be supplemented from time to time. Copies of (1) the prospectus and (2) the Fund's most recent annual report for the fiscal year ended June 30, 2021 are available upon request and may be obtained without charge by writing to the Trust at Touchstone Strategic Trust, P.O. Box 9878, Providence, Rhode Island 02940, by calling 1.800.543.0407, or online at TouchstoneInvestments.com/Resources.

As a result of the change in the Fund’s sub-advisor, the Fund’s portfolio was repositioned by Sage, resulting in increased portfolio turnover.
THE BOARD’S CONSIDERATIONS
    Board Considerations with respect to Approval of the Sub-Advisory Agreement. At the Meeting, the Board, and by a separate vote, the Trustees of the Trust who are not “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), initially approved the Sub-Advisory Agreement.
    Nature, Extent and Quality of Services to be Provided; Investment Personnel. The Board considered information provided by Touchstone regarding the services to be provided by Sage. The Board considered Sage’s level of knowledge and investment style. The Board reviewed the experience and credentials of the investment personnel who would be responsible for managing the investment of portfolio securities with respect to the Fund. The Board also took into consideration that Touchstone was satisfied with Sage’s in-house risk and compliance teams.

    Anticipated Profitability and Potential Economies of Scale. The Board took into consideration the financial condition of Sage and any direct and indirect benefits to be derived by Sage from its relationship with the Fund. In considering the anticipated level of profitability to Sage, the Board noted the proposed contractual undertaking of Touchstone to reduce expense limitations for the Fund and also noted that the sub-advisory fee under the Sub-Advisory Agreement would be paid by Touchstone out of the advisory fee that it receives from the Fund, and that the proposed sub-advisory fee was negotiated at arm’s length between Touchstone and Sage. As a consequence, the anticipated level of profitability to Sage from its relationship with the Fund was not a substantial factor in the Board’s deliberations. For similar reasons, the Board did not consider potential economies of scale in Sage’s management of the Fund to be a substantial factor in its consideration. The Board noted that in connection with the proposed change in sub-advisor Touchstone also proposed to reduce the Fund’s advisory fee at every level and the expense limitations on all of the Fund's share classes.

    Proposed Sub-Advisory Fee. The Board considered that the Fund would pay an advisory fee to Touchstone and that Touchstone would pay the sub-advisory fee to Sage out of the advisory fee. The Board compared Sage’s proposed sub-advisory fee to the sub-advisory fee paid to Fort Washington, noting that the proposed sub-advisory fee was the same at asset levels below $100 million and slightly higher at higher assets levels. The Board considered the amount of the advisory fee to be retained by Touchstone and the amount to be paid to Sage with respect to the various services to be provided by Touchstone and Sage. Based upon their review, the Trustees concluded that the Fund’s proposed sub-advisory fee was reasonable in light of the services to be provided to the Fund by Sage.

    Fund Performance. The Board considered Sage’s investment performance and the Fund’s investment performance under the management of Fort Washington. The Trustees also took into consideration the investment performance of the Fund relative to that of its benchmark index.

    Conclusion. The Board reached the following conclusions regarding the Sub-Advisory Agreement: (a) Sage is qualified to manage the Fund’s assets in accordance with the Fund’s new investment goal and principal investment strategies; (b) Sage maintains an appropriate compliance program; (c) the Fund’s proposed sub-advisory fee is reasonable in relation to the services to be provided to the Fund by Sage; and (d) Sage’s proposed investment strategies are appropriate for managing the Fund. In considering the approval of the Sub-Advisory Agreement, the Board, including the Independent Trustees, did not identify any single factor as controlling, and each Trustee attributed different weights to the various factors. Based on its conclusions, the Board, including a majority of the Independent Trustees, determined that approval of the Sub-Advisory Agreement was in the best interests of the Fund.

INFORMATION ABOUT THE SUB-ADVISOR

    Sage is an asset manager based in Austin, Texas. Sage is an employee-owned firm that was co-founded in 1996 by Robert G. Smith, III and Mark C. MacQueen. Sage serves the institutional and high net-worth marketplace with conventional and environmental, social and governance (“ESG”) fixed income asset management, asset/liability solutions, and global asset allocation strategies. As of November 30, 2021 Sage had approximately $17.5 billion in assets under management.

The following individuals at Sage are jointly and primarily responsible for the management of the Fund’s portfolio:

Robert G. Smith, AIF®, CIMC. Robert Smith co-founded Sage in 1996 and serves as the firm’s President and Chief Investment Officer and leads the Investment Committee. He began his career in 1970 at Moody’s Investor Services as a member of the Corporate Bond Rating Committee. He then went to Loeb, Rhoades & Co. to cover the insurance industry in the firm’s Institutional Equity Research department. He later worked for Merrill Lynch & Co. for 13 years in a variety of institutional research, trading and portfolio management roles. During his time at Merrill Lynch, he was assigned to the Saudi Arabian Monetary Agency as a Resident Financial Advisor in Riyadh, responsible for managing the foreign reserves for the Central Bank. Mr. Smith received his MBA in Finance from New York University Stern School of Business, and he is an Accredited Investment Fiduciary (AIF) and Certified Investment Management Consultant (CIMC).

Jeffery S. Timlin, CFA, CMT. Jeffery Timlin is a Principal and Managing Director of the firm and a member of the Investment Committee. Jeffery joined the firm in 2003 and serves as a Senior Portfolio Manager. Prior to joining Sage, he worked with MFS Investment Management in Boston as a Fixed Income Associate Trader. He began his career in 1997 as a former Client Account Manager with Brown Brothers Harriman & Co. Jeff received his B.S. degree in Business Administration from Villanova University. He is a Chartered Financial Analyst (CFA) and member of the CFA Institute, and is a Chartered Market Technician (CMT). He is also a member of the Market Technicians Association, the National Federation of Municipal Analysts, and the Southern Municipal Finance Society.

Thomas H. Urano, CFA. Thomas Urano is a Principal and Managing Director of the firm and a member of the Investment Committee. Thomas joined Sage in 2003 and leads the Portfolio Management team. Mr. Urano began his career in 1996 as a Fixed Income Trader with Credit Suisse Asset Management. Later, he joined Morgan Keegan as Fixed Income Portfolio Accountant. Mr. Urano received his B.A. in Economics from The University of Texas at Austin and he is a CFA charter holder.

    The name and principal occupation of the principal executive officers of Sage are listed below. The address for each principal executive officer is 5900 Southwest Parkway, Building 1, Suite 100, Austin, TX 78735.

Name	Principal Occupation
Robert G. Smith	President and Chief Investment Officer
John R. Slais	Chief Financial Officer
Wade T. Uloth	Chief Compliance Officer
Robert Peck, Jr.	Vice President
Sean C. Krasan	Vice President
Thomas H. Urano	Vice President
Robert D. Williams	Vice President
The advisory fee rate paid by the Fund to Touchstone has been lowered in connection with Sage's appointment as the Fund’s sub-advisor. Touchstone uses a portion of its advisory fee to pay Sage's sub-advisory fees. The fee schedule under the Sub-Advisory Agreement differs from the sub-advisory fee schedule that was in effect with respect to the sub-advisory agreement between Touchstone and Fort Washington, which was last considered and renewed at a meeting of the Board of Trustees held on November 19, 2020. Because Touchstone pays Sage's sub-advisory fees out of its own fees received from the Fund, there is no “duplication” of advisory fees paid. As of December 31, 2021, Sage does not act as investment adviser to any other registered funds with similar investment objectives to those of the Fund.

The table below reflects (1) the aggregate amount of the sub-advisory fee paid to Fort Washington during the Fund's last fiscal year, (2) the amount of the sub-advisory fee that would have been paid to Sage had the new sub-advisory fee been in effect during the last year fiscal, and (3) the difference (if any) between (1) and (2) as a percentage of the aggregate amount of the sub-advisory fees paid during the Fund's most recently completed fiscal year-end.

	Fiscal Year Ended June 30, 2021	Pro Forma Sub-Advisory Fee Amount(1)	Percentage (2)
Investment Sub-Advisory Fee	$99,944	$99,944	0%
(1) Reflects the impact of applying the Fund’s fiscal year investment sub-advisory fee rate following the appointment of Sage as sub-advisor to the Fund’s average net assets.
(2) Reflects the anticipated increase or reduction (if any) of the investment sub-advisory fee rate as a result of the sub-advisor change. The pro forma sub-advisory fees would have been equal to the fees paid to Fort Washington, assuming the Sub-Advisory Agreement was in place for the applicable period.

INVESTMENT SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement is attached to this Information Statement as Exhibit A. With the exception of the sub-advisor’s compensation described below, the contractual terms and conditions of the Sub-Advisory Agreement are similar to those of the prior sub-advisory agreement between Touchstone and Fort Washington dated December 16, 2016 (the “Prior Sub-Advisory Agreement”), which was initially approved by the Board on August 17, 2016 and approved by the Fund’s sole shareholder on or about December 15, 2016.
A description of several important provisions of the Sub-Advisory Agreement is set forth below and is qualified in its entirety by reference to Exhibit A.
General. Sage manages the investment and reinvestment of the portion of the assets of the Fund allocated to it by Touchstone (the “Fund Assets”), in conformity with the Fund’s currently effective registration statement, including its prospectus and statement of additional information, as amended (collectively, the “Disclosure Documents”), and subject to the control and direction of Touchstone and the Trust’s Board, for the period and on the terms set forth in the Sub-Advisory Agreement. Sage makes all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. Sage also determines the manner in which voting rights, rights to consent to corporate actions, and any other rights pertaining to the portfolio securities will be exercised. Sage provides regular reports to the Board and to Touchstone (or such other service providers as Touchstone shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Sage, in the name of the Fund, places orders for the execution of all portfolio transactions in accordance with the Trust’s policies set forth in the Fund’s Disclosure Documents and Sage’s primary objective when placing orders with brokers and dealers shall be to obtain the most favorable price and execution available for the Fund.

Compensation. The sub-advisory fee rate payable to Sage is based on a variety of factors, including the value of the services to be provided, the investment characteristics of the Fund relative to other similar funds and the fees charged to comparable products within the industry. The advisory fee rate paid by the Fund to Touchstone was lowered as a result of the approval of Sage as the sub-advisor to the Fund.

Liability. Sage has agreed to indemnify and hold harmless the Trust, Touchstone and all of their affiliated persons (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) against any and all direct losses, claims, damages, or liabilities (including reasonable legal and other expenses) (collectively, “Losses”) incurred by reason of or arising out of: (a) Sage being in material violation of any applicable federal or state law, rule, or regulation or any investment policy or restriction set forth in the Fund’s Disclosure Documents or any written guidelines or instruction provided in writing by the Board; or (b) Sage’s willful misfeasance, bad faith, or gross negligence or its reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

Touchstone shall indemnify and hold harmless the Sub-Advisor and all affiliated persons (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) against any and all direct Losses incurred by reason of or arising out of: (a) Touchstone being in material violation of any applicable federal or state law, rule, or regulation; or (b) Touchstone's willful misfeasance, bad faith, gross negligence, or its reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

Limit on Trust Liability. Sage agrees that (i) the Trust’s obligations to Sage under the Sub-Advisory Agreement (or indirectly under the investment advisory agreement) shall be limited in any event to the Fund Assets and (ii) Sage shall not seek satisfaction of any such obligation from the shareholders of the Fund, other than Touchstone, nor from any Trustee, officer, employee, or agent of the Trust.

Term. The Sub-Advisory Agreement shall continue in effect, unless sooner terminated under the Sub-Advisory Agreement, through October 27, 2023; and it shall thereafter continue for successive annual terms provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or (ii) by vote of a majority of the Trust’s Board including the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either Touchstone or Sage, cast in person at a meeting called for the purpose of voting on such approval.

Amendment. The Sub-Advisory Agreement may be amended at any time by the parties, subject to approval by the Board and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

Termination. The Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by Touchstone upon not more than 60 days’ nor less than 30 days’ written notice delivered to Sage; (ii) by Sage upon not less than 60 days’ written notice delivered, to Touchstone; or (iii) by the Trust upon either (a) the majority vote of the Board or (b) the affirmative vote of a majority of the outstanding voting securities of the Fund. The Sub-Advisory Agreement will terminate automatically in the event of its “assignment” as such term is defined under the 1940 Act.

INFORMATION ABOUT TOUCHSTONE

Touchstone, located at 303 Broadway, Suite 1100, Cincinnati, Ohio 45202, is a registered investment advisor that serves as the investment advisor to the Fund pursuant to the terms of an investment advisory agreement (the “Advisory Agreement”), dated May 1, 2000, as amended. The Advisory Agreement was last approved by shareholders on February 25, 2005 and by the Board on November 18, 2021. Under the Advisory Agreement, Touchstone reviews, supervises, and administers the Fund’s investment program and also ensures compliance with the Fund’s investment policies and guidelines, subject to the oversight of, and policies established by, the Board. Touchstone selects the Fund’s sub-advisor(s), subject to approval by the Board, determines the appropriate allocation of assets to the Fund’s sub-advisor(s) and continuously monitors sub-advisor performance.
Touchstone is also responsible for running all of the operations of the Fund, except those that are subcontracted to a sub-advisor, custodian, transfer agent, or sub-administrative agent, or to other parties. For its services, Touchstone is entitled to receive an investment advisory fee from the Fund at an annualized rate based on the average daily net assets of the Fund. In connection with the sub-advisor change, Touchstone reduced its management fees. Prior to October 28, 2021, the Fund paid an advisory fee at an annual rate of 0.50% on the first $100 million; 0.45% on the next $100 million; 0.40% on the next $100 million; and 0.375% on assets over $300 million. Beginning on October 28, 2021, in connection with the appointment of Sage as sub-advisor to the Fund, the Fund began paying Touchstone an advisory fee at an annual rate of 0.40% on the first $300 million of average daily net assets and 0.30% on assets over $300 million. The Fund’s annual advisory fee is accrued daily and paid monthly, based on the Fund’s average net assets during the current month.

For the fiscal year ended June 30, 2021 the annual advisory fee for the Fund, net of any advisory fee waivers and/or expense reimbursements, was 0.40% of the Fund’s average daily net assets or $199,277. The pro forma amount of management fees paid to Touchstone would have been lower had the change to Sage as sub-advisor occurred during the applicable period.

Touchstone uses a portion of its advisory fees to pay Sage' sub-advisory fees. As of December 31, 2021, Touchstone had approximately $34.6 billion in assets under management.

INFORMATION ABOUT THE DISTRIBUTOR

Touchstone Securities, Inc. (the “Distributor”) and the Trust are parties to a distribution agreement with respect to the Fund, which was not impacted by, and remained in place following the appointment of Sage. The Distributor’s principal place of business is 303 Broadway, Suite 1100, Cincinnati, Ohio 45202. The Distributor is a registered broker-dealer and an affiliate of Touchstone by reason of common ownership. The table below sets forth the aggregate underwriting commissions on sales of the Fund’s shares, which are comprised of the amount the Distributor distributed to unaffiliated broker-dealers, the amount the Distributor earned as a broker-dealer in the selling network, and the amount of underwriting commissions retained by the Distributor, all for the fiscal year ended June 30, 2021.

Aggregate Underwriting Commissions on Sales	Amount Distributed to Unaffiliated Broker-Dealers in Selling Network	Amount Earned as a Broker-Dealer in Selling Network	Amount Retained in Underwriting Commissions
$5,318	$4,486	$469	$363

The Distributor retains the contingent deferred sales charge (“CDSC”) on redemptions of shares of the Fund that are subject to a CDSC. For the fiscal year ended June 30, 2021, the Distributor retained $3 of CDSCs with respect to both Class A and Class C shares. The Fund does not pay fees to the Distributor pursuant to the distribution agreement.

INFORMATION ABOUT THE ADMINISTRATOR

Touchstone serves as the Fund’s administrator pursuant to an administrative agreement with the Trust which was not impacted by, and remained in place following, the appointment of Sage as sub-advisor. For the fiscal year ended June 30, 2021, the Fund paid Touchstone $69,508 in administration fees. Touchstone has engaged BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon IS”), located at 4400 Computer Drive, Westborough, Massachusetts 01581, to serve as the Trust’s sub-administrator. BNY Mellon IS is compensated directly by Touchstone, not by the Trust or the Fund.

SHARE OWNERSHIP INFORMATION

As of December 31, 2021, the Fund had 5,731,437.335 shares issued and outstanding. As of December 31, 2021, the name, address, number of shares, and percentage ownership of each shareholder that owned of record or beneficially 5% or more of the outstanding shares of any class of the Fund are as follows:

Name and Address	Number of Shares	Percent of Class	Share Class
UBS WM USA FBO SPEC CDY A/C EXL BEN CUSTOMERS OF UBSFSI 1000 HARBOR BLVD WEEHAWKEN, NJ 07086	438,858.097	17.06%	CORE MUNICIPAL BOND FUND CLASS A
MLPF & S THE SOLE BENEFIT OF FOR IT'S CUSTOMERS ATTN FUND ADMINISTRATION 971S2 4800 DEER LAKE FLOOR DR EAST 2RD JACKSONVILLE FL 32246	214,385.533	8.33%	CORE MUNICIPAL BOND FUND CLASS A
UBS WM USA FBO SPEC CDY A/C EXL BEN CUSTOMERS OF UBSFSI 1000 HARBOR BLVD WEEHAWKEN, NJ 07086	77,791.251	72.54%	CORE MUNICIPAL BOND FUND CLASS C
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	10,965.872	10.23%	CORE MUNICIPAL BOND FUND CLASS C
RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33716	6264.270	5.84%	CORE MUNICIPAL BOND FUND CLASS C
WESTERN & SOUTHERN LIFE AND INSURANCE COMPANY 400 BROADWAY MS 80 CINCINNATI OH 45202	1,688,822.851	61.39%	CORE MUNICIPAL BOND FUND INST CLASS
PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399	1,014,566.098	36.88%	CORE MUNICIPAL BOND FUND INST CLASS
UBS WM USA FBO SPEC CDY A/C EXL BEN CUSTOMERS OF UBSFSI 1000 HARBOR BLVD WEEHAWKEN, NJ 07086	79,934.648	26.63%	CORE MUNICIPAL BOND FUND CLASS Y
BAND & CO C/O US BANK NA 1555 N. RIVERCENTER DRIVE STE. 302 MILWAUKEE WI 53212	61,438.319	20.47%	CORE MUNICIPAL BOND FUND CLASS Y
NATIONAL FINANCIAL SERVICES CORP (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FL 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	39,767.722	13.25%	CORE MUNICIPAL BOND FUND CLASS Y
JOHN J GOETZ AND LISA H GOETZ 9720 ROSEWOOD CT LOVELAND OH 45140	23,237.504	7.74%	CORE MUNICIPAL BOND FUND CLASS Y
CHARLES SCHWAB & CO INC REINVEST ACCOUNT ATTN MUTUAL FUND DEPARTMENT 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	21,564.928	7.18%	CORE MUNICIPAL BOND FUND CLASS Y
PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399	17,817.377	5.94%	CORE MUNICIPAL BOND FUND CLASS Y
TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS PO BOX 2226 OMAHA NE 68103-2226	16,113.767	5.37%	CORE MUNICIPAL BOND FUND CLASS Y

As of December 31, 2021, none of the Trustees or the Trust’s Principal Executive Officer and Principal Financial Officer beneficially owned any shares of the Fund.

PORTFOLIO TRANSACTIONS

There were no affiliated brokerage transactions for the Fund’s most recently completed fiscal year-end.
SHAREHOLDERS SHARING THE SAME ADDRESS
If two or more shareholders share the same address, only one copy of this Information Statement is being delivered to that address, unless the Trust has received contrary instructions from one or more of the shareholders at that shared address. Upon written or oral request, the Trust will deliver promptly a separate copy of this Information Statement to a shareholder at a shared address. Please call 1.800.543.0407 or forward a written request to the Trust, P.O. Box 9878, Providence, Rhode Island 02940, if you would like to (1) receive a separate copy of this Information Statement; (2) receive your annual reports or information statements separately in the future; or (3) request delivery of a single copy of annual reports or information statements if you are currently receiving multiple copies at a shared address.

EXHIBIT A:
SUB-ADVISORY AGREEMENT

Touchstone Core Municipal Bond Fund
a series of
Touchstone Strategic Trust

This Sub-Advisory Agreement (the “Agreement”) is made as of October 28, 2021, between Touchstone Advisors, Inc. (the “Advisor”), and Sage Advisory Services, Ltd. Co. (the “Sub-Advisor”).

WHEREAS, Touchstone Strategic Trust (the “Trust”) is a Massachusetts business trust organized pursuant to an Agreement and Declaration of Trust dated May 19, 1993, as amended, and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Advisor is an investment advisor registered under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) and has been retained by the Trust to provide investment advisory services with respect to the Touchstone Core Municipal Bond Fund (the “Fund”); and

WHEREAS, the Sub-Advisor also is an investment advisor registered under the Advisers Act; and

WHEREAS, the Advisor desires to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor’s investment advisory activities on behalf of the Fund, and the Sub-Advisor has agreed to furnish such services to the Advisor and the Fund;

NOW THEREFORE, in consideration of the terms and conditions set forth below, it is agreed as follows:

1. Appointment of the Sub-Advisor. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached as Exhibit A (the “Advisory Agreement”), the Advisor appoints the Sub-Advisor to manage the investment and reinvestment of that portion of the assets of the Fund allocated to it by the Advisor (the “Fund Assets”), in conformity with the Fund’s currently effective registration statement, including its prospectus and statement of additional information, as amended (collectively, the “Disclosure Documents”), and subject to the control and direction of the Advisor and the Trust’s Board of Trustees (the “Board”), for the period and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation provided in Section 3 of this Agreement. The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Advisers Act and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. For purposes of this Agreement, the Sub-Advisor shall be deemed an independent contractor and shall, except as expressly provided or authorized by this Agreement or any other written agreement with the Advisor, Fund, or Trust, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

2. Duties of the Sub-Advisor. The Sub-Advisor will provide the following services and undertake the following duties:

a.The Sub-Advisor will manage the investment and reinvestment of the Fund Assets, subject to and in accordance with the investment objectives, policies, and restrictions of the Fund, and in conformity with the Fund’s currently effective Disclosure Documents, and, to the extent they do not contradict the Fund’s currently effective Disclosure Documents, any written directions which the Advisor or the Trust’s Board may give pursuant to this Agreement. In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the Fund Assets and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine the manner in which voting rights, rights to consent to corporate action, and any other rights pertaining to the portfolio securities will be exercised.

b.As reasonably requested, the Sub-Advisor will render regular reports to the Trust’s Board and to the Advisor (or such other service providers as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Fund and the Sub-Advisor as the Trust or the Advisor shall reasonably request; provided, however, that in the absence of extraordinary circumstances, the individual primarily responsible for management of Fund Assets for the Sub-Advisor will not be required to attend in-person more than one meeting per year with the Trust’s Board.

c.The Sub-Advisor may utilize the services of a third-party service provider to research and vote proxies on its behalf and on behalf of the Fund.

d.The Sub-Advisor shall not have custody of any of the Fund Assets and is not authorized to provide the Fund with legal or tax advice or to engage the Fund in any legal proceedings, including responding to class action claims; provided, however, that the Sub-Advisor shall promptly forward any notices it receives relating to class action claims to the Fund’s custodian or other duly designated Fund agent. The Advisor acknowledges that the Fund’s custodian or other duly designated Fund agent will be responsible for evaluating and making all decisions regarding class action claims involving securities presently or formerly held by the Fund.

e.The Sub-Advisor may, to the extent permitted by applicable law and regulations, aggregate purchase and sale orders of securities placed with respect to the Fund Assets with similar orders being made simultaneously for other accounts managed by the Sub-Advisor or its affiliates, if, in the Sub-Advisor’s reasonable judgment, such aggregation shall result in an overall economic benefit to the Fund. In forming this judgment the Sub-Advisor shall consider the selling or purchase price, brokerage commissions, and other expenses. In the event that a purchase or sale of the Fund Assets occurs as part of any aggregate sale or purchase order, the objective of the Sub-Advisor and any of its affiliates involved in such transaction shall be to allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in a fair and equitable manner.

f.The Advisor acknowledges and understands that the Sub-Advisor performs investment management, supervisory and advisory services for various clients and may give advice and take action with respect to any of its other clients which may differ from advice given as to, or the timing or nature of action taken with respect to, the Fund. Whenever the Fund and one or more other investment advisory clients of the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Sub-Advisor to be fair and equitable to each. Moreover, it is possible that due to differing investment objectives or for other reasons, the Sub-Advisor and its affiliates may purchase securities of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities for another client, including the Fund.

g. The Sub-Advisor will not arrange purchases or sales of securities between the Fund and other accounts advised by the Sub-Advisor or its affiliates unless (a) such purchases or sales are in accordance with applicable law and regulation (including Rule 17a-7 under the 1940 Act) and the Fund’s policies and procedures, (b) the Sub-Advisor determines the purchase or sale is in the best interests of the Fund, and (c) the Fund’s Board has approved these types of transactions.

h. The Sub-Advisor shall promptly notify the Advisor if the Sub-Advisor reasonably believes that the value of any security held by the Fund and reflected on the books and records of the Fund may not reflect fair value. The Sub-Advisor agrees to provide any pricing information of which the Sub-Advisor is aware to the Advisor and any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund’s adopted valuation procedures, which may be amended by the Board. Notwithstanding the foregoing, the parties recognize that the Sub-Advisor is not an official pricing source and has no responsibility for calculating the Fund’s net asset value.

i. Regulatory Compliance.

i.The Sub-Advisor will comply in all material respects with federal and state securities laws, including the 1940 Act, the Advisers Act, the Securities Act of 1933 (the “1933 Act”), the Securities Exchange Act of 1934 (the “1934 Act”), the Commodity Exchange Act of 1936, each as amended, and the rules and regulations adopted by the Securities and Exchange Commission, the Commodities Futures Trading Commission, or state securities regulator that are applicable to a registered investment advisor providing services to registered open-end investment companies including, without limitation, Rule 206(4)-7 under the Advisers Act.

ii.The Sub-Advisor shall cause the Fund, solely with respect to the Fund Assets, to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company.

iii.The Sub-Advisor will cooperate fully with the Trust’s Chief Compliance Officer in the execution of his or her responsibilities to monitor service providers to the Trust pursuant to Rule 38a-1 under the 1940 Act.

iv.Subject to the Advisor’s supervision, and solely with respect to the Fund Assets, the Sub-Advisor will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G, each under the 1934 Act, with respect to securities held for the account of the Fund.

v.The Sub-Advisor has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”). The Sub-Advisor has, on or prior to the date of this Agreement, provided its Code of Ethics to the Advisor and the Fund. The Sub-Advisor shall ensure that its Access Persons (as defined in the Sub-Advisor’s Code of Ethics) comply in all material respects with the Sub-Advisor’s Code of Ethics, as in effect. Upon request, the Sub-Advisor shall provide the Fund with (i) a copy of the Sub-Advisor’s current Code of Ethics, as in effect, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Advisor’s Code of Ethics. No less frequently than annually, the Sub-Advisor shall furnish to the Fund and the Advisor a written report, which complies with the requirements of Rule 17j-1 under the 1940 Act, concerning the Sub-Advisor’s Code of Ethics. The Sub-Advisor shall promptly respond to any requests for information from the Advisor as to violations of the Sub-Advisor’s Code of Ethics by Access Persons and the sanctions imposed by the Sub-Advisor. The Sub-Advisor shall promptly notify the Advisor of any material violation of the Sub-Advisor’s Code of Ethics to the extent such violation relates to the Fund Assets.

vi.The Sub-Advisor shall notify the Trust’s Chief Compliance Officer and Advisor immediately upon detection of (i) any material failure to manage the Fund Assets in accordance with the Disclosure Documents or any applicable law; or (ii) any material breach of any of the Fund’s or the Advisor’s policies, guidelines, or procedures (to the extent such policies, guidelines, or procedures have been provided to the Sub-Advisor). In addition, the Sub-Advisor shall provide a quarterly report regarding its compliance with applicable law, including but not limited to the 1940 Act and the Code, and the Fund’s and the Advisor’s investment objectives policies, guidelines, or procedures as applicable to the Sub-Advisor’s obligations under this Agreement. The Sub-Advisor acknowledges and agrees that the Advisor may, in its sole discretion, provide such quarterly compliance certifications to the Board. The Sub-Advisor agrees to correct any such failure promptly and to take any action that the Board or the Advisor may reasonably request in connection with any such breach. The Sub-Advisor shall also provide the officers of the Trust with supporting certifications in connection with certifications of the Fund’s financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act of 2002, as amended. The Sub-Advisor will promptly notify the Trust in the event (i) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by the Sub-Advisor with the federal or state securities laws in connection with the services provided to the Fund under this Agreement or (ii) the controlling stockholder of the Sub-Advisor changes or an actual change in control resulting in an “assignment” (as defined in the 1940 Act) has occurred or is otherwise proposed to occur pursuant to a binding written agreement.

vii.The Sub-Advisor shall maintain separate books and detailed records of all matters pertaining to the Fund Assets advised by the Sub-Advisor as required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Advisor, custodian, or transfer agent appointed by the Fund), and relating to its responsibilities under this Agreement. The Sub-Advisor shall preserve such records for the periods and in a manner prescribed by Rule 31a-2 under the 1940 Act (the “Fund Books and Records”). The Fund Books and Records shall be available to the Advisor and the Board, which shall be delivered upon request to the Trust, at the Advisor’s expense, upon the termination of this Agreement and shall be available for telecopying without delay during any day the Fund is open for business. The Sub-Advisor may retain a copy of the Fund Books and Records for its own recordkeeping purposes.

j. The Sub-Advisor shall provide support to the Advisor with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Sub-Advisor’s name and logo in accordance with Section 6 of this Agreement; (ii) permission to use the past performance and investment history of the Sub-Advisor with respect to a composite of accounts managed by the Sub-Advisor that are comparable, in investment objective and composition, to the Fund; (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences, and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor; (iv) permission to use biographical and historical data of the Sub-Advisor and individual portfolio manager(s); and (v) permission to use photos of individual portfolio manager(s) in connection with the marketing of the Fund.

k. The Sub-Advisor will, in the name of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies set forth in the Fund’s Disclosure Documents. When placing orders with brokers and dealers, the Sub-Advisor’s primary objective shall be to obtain the most favorable price and execution available for the Fund, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range); the financial strength and stability of the broker; the efficiency with which the transaction will be effected; the ability to effect the transaction at all where a large block is involved; and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. Consistent with the Conduct Rules of the Financial Industry Regulatory Authority, and subject to seeking most favorable price and execution and compliance with Rule 12b-1(h) under the 1940 Act, the Sub-Advisor may select brokers and dealers to execute portfolio transactions of the Fund that promote or sell shares of the Fund. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the 1934 Act), to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction. This excess payment (often referred to as “soft dollar” payments) in recognition of such additional research services rendered by the broker or dealer shall only be made if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor’s overall responsibilities with respect to discretionary accounts that it manages, and that the Fund derives or will derive a reasonable benefit from such research services. The Sub-Advisor will present a written report to the Board, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board reasonably shall request.

l. The Sub-Advisor shall maintain errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies related to the services provided to the Trust under this Agreement. Furthermore, the Sub-Advisor shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

m. In the event of any reorganization or other material change in the Sub-Advisor, the Sub-Advisor shall give the Advisor and the Board written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

n. The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement, except such expenses as are expressly undertaken by the Advisor or the Fund (including as set forth in the Disclosure Documents).

o. The Advisor and Sub-Advisor acknowledge and agree that the Sub-Advisor shall be required to provide only the services expressly described in this Agreement, and shall have no responsibility to provide any other services to the Advisor or the Fund except as required by law. The Advisor shall remain responsible for the Fund’s overall compliance with the 1940 Act, the Code, and all other applicable federal and state laws and regulations.

p. The Advisor agrees to provide the Sub-Advisor with such assistance as may be reasonably requested by the Sub-Advisor in connection with its activities under this

Agreement, including, without limitation, information concerning the Fund; its cash available, or to become available, for investment; and generally as to the conditions of the Fund or its affairs.

q. The Advisor will provide the Sub-Advisor with advance notice of, and the opportunity to comment on, any change in the Fund’s investment objectives, investment policy risks, and restrictions as stated in the Disclosure Documents, or in any procedures and policies adopted by the Board of the Trust or the Advisor that may affect the Sub-Advisor’s management of the Fund Assets. The Sub-Advisor shall, in the performance of its duties and obligations under this Agreement, manage the Fund Assets in compliance with such changes following reasonable notice of the effectiveness of such changes from the Advisor. In addition to such notice, the Advisor shall provide to the Sub-Advisor a copy of any amendments or supplements to the Disclosure Documents. The Advisor acknowledges and agrees that the Disclosure Documents will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund.

r. The Advisor acknowledges and agrees that the Sub-Advisor does not guarantee the future performance or any specific level of performance for the Fund Assets, the success of any investment decision or strategy that the Sub-Advisor may use, or the success of the Sub-Advisor’s overall management of the Fund Assets. The Advisor acknowledges and agrees that investment decisions made with regard to the Fund Assets by the Sub-Advisor are subject to various market, currency, economic, political, and business risks, and that those investment decisions will not always be beneficial to the Fund. Additionally, there may be loss or depreciation of the value of the Fund Assets because of fluctuation of market values. These risks will be disclosed in the Fund’s Disclosure Documents.

3. Compensation of the Sub-Advisor.

a. As compensation for the services to be rendered and duties undertaken under this Agreement by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to [0.XX]% on average daily net assets of the Fund up to and including $300 million, and [0.XX]% on average daily net assets of the Fund over $300 million; without regard to any total expense limitation or other fee waiver applied by the Trust or the Advisor. Such fee shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in Section 12(a) of this Agreement, the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor’s fee, the daily net asset value of the Fund shall be computed by the same method as the Trust uses to compute the Fund’s net asset value for purposes of purchases and redemptions of shares.

b. The Sub-Advisor reserves the right to waive all or a part of its fees pursuant to a separate written agreement with the Advisor.

4. Ongoing Reporting of the Sub-Advisor.

a. Financial Reporting. The Sub-Advisor will report to the Board (at regular quarterly meetings and at such other times as the Board reasonably shall request, subject to the limitation on personal attendance at such meetings set forth in Section 2(b) of this Agreement): (i) the financial condition of the Sub-Advisor, (ii) the nature and amount of transactions that may be reasonably expected to effect the Fund that involve the Sub-Advisor and its affiliates, (iii) information regarding any potential conflicts of interest arising by reason of the Sub-Advisor’s continuing provision of advisory services to the Fund and to its other accounts, and (iv) such other information including but not limited to the performance of the specific strategy used to manage the Fund Assets and the capacity of the Sub-Advisor as it relates to the continuing ability of the Sub-Advisor to accept additional cash flow from the Advisor into the Fund. Upon request by the Advisor or the Board, the Sub-Advisor agrees to discuss with the

Board its plans for the allocation of remaining capacity in the strategy used to manage the Fund, with respect to the Fund and to the Sub-Advisor’s other clients.

The Sub-Advisor will annually provide the Advisor with the Sub-Advisor’s financial statements, unless the Fund’s Board requests reports on a more frequent basis. For purposes of this Section 4(a), “financial statements” shall include the Sub-Advisor’s balance sheet, income statement, and notes to the financial statements.

b. Key Personnel Reporting. The Sub-Advisor agrees to promptly notify the Advisor upon becoming aware of any incapacity, resignation, termination, or other material change of key personnel. For purposes of this Section 4(b), “key personnel” include: (i) any portfolio manager of the Fund; and (ii) any chief executive officer, chief compliance officer, chief operations officer, chief investment officer, chief financial officer, chief administration officer, or any other principal or officer of similar title or position with the Sub-Advisor; and (iii) any member of its investment (or comparable) committee.

5. Representations of the Advisor. The Advisor represents that: (a) the Advisor has been duly appointed by the Board to provide investment services to the Fund Assets as contemplated in this Agreement; (b) the Advisor has all necessary power and authority to execute, deliver, and perform this Agreement on behalf of the Trust, and such execution, delivery, and performance will not violate any applicable law, regulation, organizational document, policy, or agreement binding on the Trust or its property; (c) the Trust has the full power and authority to enter into all transactions contemplated under this Agreement, to perform its obligations under such transactions and to authorize the Advisor to procure the Sub-Advisor to enter into such transactions on the Trust’s and Fund’s behalf; (d) the Advisor’s decision to appoint the Sub-Advisor was made in a manner consistent with its fiduciary duties under applicable law and the governing documents, contracts, or other material agreements or instruments governing the Fund’s investment or trading activities; (e) the Advisor will deliver to the Sub-Advisor a true and complete copy of the Fund’s Disclosure Documents, such other documents or instruments governing the investments of Fund Assets, and such other information as is necessary for the Sub-Advisor to carry out its obligations under this Agreement; and (f) the Trust is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

6. Use of Names.

a. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature, or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment or which are required by the Securities and Exchange Commission (the “SEC”) or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld.

b. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust will each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor as the Fund’s Sub-Advisor under this Agreement or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

c. Upon termination of this Agreement in accordance with Section 12, the Advisor shall cease using any references to the Sub-Advisor in Fund and Advisor documents unless such reference is required by law. Similarly, the Sub-Advisor shall cease using any references to the Advisor or Fund in any documents unless such reference is required by law. For purposes of this paragraph, documents include but are not limited to, marketing materials, regulatory filings, and performance reporting.

7. Liability of the Sub-Advisor. The Sub-Advisor shall indemnify and hold harmless the Trust, the Advisor, and all their affiliated persons (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) against any and all direct losses, claims, damages, or liabilities (including reasonable legal and other expenses) (collectively, “Losses”) incurred by reason of or arising out of: (a) the Sub-Advisor being in material violation of any applicable federal or state law, rule, or regulation or any investment policy or restriction set forth in the Fund’s Disclosure Documents or any written guidelines or instruction provided in writing by the Board; or (b) the Sub-Advisor’s willful misfeasance, bad faith, gross negligence, or its reckless disregard of its obligations and duties under this Agreement.

8. Liability of the Advisor. The Advisor shall indemnify and hold harmless the Sub-Advisor and all affiliated persons (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) against any and all direct Losses incurred by reason of or arising out of: (a) the Advisor being in material violation of any applicable federal or state law, rule, or regulation or any investment policy or restriction set forth in the Fund’s Disclosure Documents or any written guidelines or instruction provided in writing by the Board; or (b) the Advisor’s willful misfeasance, bad faith, gross negligence, or its reckless disregard of its obligations and duties under this Agreement.

9. Limitation of Trust’s Liability. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust’s obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the Fund Assets and (ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders of the Fund, other than the Advisor, nor from any Trustee, officer, employee, or agent of the Trust.

10. Force Majeure. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, public health crisis or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take all reasonable steps to minimize service interruptions.

11. Confidentiality. Each party expressly undertakes to protect and to preserve the confidentiality of all information and know-how made available under or in connection with this Agreement, or the parties’ activities that are either designated as being confidential or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary or confidential (collectively, the “Confidential Information”). Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information but in any event using a commercially reasonable standard of care, to keep confidential the Confidential Information. Neither party shall disclose Confidential Information except: (a) to its employees, directors, officers, legal advisors, or auditors having a need to know such Confidential Information; (b) in accordance with a judicial or other governmental order or when such disclosure is required by law, provided that prior to such disclosure the receiving party shall provide the disclosing party with written notice and shall comply with any protective order or equivalent; or (c) in accordance with a regulatory audit or inquiry, without prior notice to the disclosing party, provided that the receiving party shall obtain a confidentiality undertaking from the regulatory agency where possible.

Neither party will make use of any Confidential Information except as expressly authorized in this Agreement or as agreed to in writing between the parties. However, the receiving party shall have no obligation to maintain the confidentiality of information that: (a) it received rightfully from another party prior to its receipt from the disclosing party; (b) the disclosing party discloses generally without any obligation of confidentiality; (c) is or subsequently becomes publicly available without the receiving party’s breach of any obligation owed the disclosing party; or (d) is independently developed by the receiving party without reliance upon or use of any Confidential Information. Each party’s obligations under this clause shall survive for a period of three years following the expiration or termination of this Agreement.

Notwithstanding anything to the contrary, each party to this Agreement may disclose any information with respect to the United States federal income tax treatment and tax structure (and any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction) of the transactions contemplated in this Agreement.

12. Renewal, Termination and Amendment.

a. This Agreement shall continue in effect, unless sooner terminated under this Agreement, through October 28, 2023; and it shall thereafter continue for successive annual terms provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities of the Fund or (ii) by vote of a majority of the Trust’s Board including the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor upon not more than 60-days’ nor less than 30-days’ prior written notice delivered or mailed, postage prepaid, to the Sub-Advisor; (ii) by the Sub-Advisor upon not less than 60-days’ prior written notice delivered or mailed, postage prepaid, to the Advisor; or (iii) by the Trust, upon either (y) the majority vote of the Board or (z) the affirmative vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

c. This Agreement may be amended at any time by the parties, subject to approval by the Board and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

d. The terms “assignment,” “interested persons” and “majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act.

13. Severability. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected.

14.    Notice. Any notices under this Agreement shall be in writing and sent to the address or facsimile number, as applicable, of the party receiving such notice or instruction and (a) delivered personally; (b) sent by electronic mail (“email”) or facsimile transmission, with notice or confirmation of receipt received; (c) delivered by a nationally recognized overnight courier; or (d) sent by prepaid first-class mail. Until further notice to the other party, it is agreed that the addresses of the parties shall be:

Trust and Advisor: 303 Broadway, Suite 1100, Cincinnati, OH 45202, Attn: President, Touchstone Investments

With copies to: Tim.Paulin@TouchstoneInvestments.com and
Meredyth.Whitford@WSLife.com

Sub-Advisor: 5900 Southwest Parkway, Building I, Austin, TX 78735, Attn: CCO, Sage Advisory Services, Ltd. CO.
With copies to: wuloth@sageadvisory.com and mwalton@sageadvisory.com

15.    Miscellaneous. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience only and in no way define or delimit any of the Agreement provisions or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

16.    Entire Agreement. This Agreement, including any attached Schedules, constitutes the sole and entire agreement of the parties with respect to the Agreement’s subject matter.

17.    Customer Notification. By executing this Agreement, the Advisor acknowledges that as required by the Advisers Act the Sub-Advisor has supplied to the Advisor and the Trust copies of the Sub-Advisor’s Form ADV with all exhibits and attachments (including the Sub-Advisor’s statement of financial condition, if required) and will promptly supply to the Advisor copies of all amendments or restatements of such document.

Signatures on next page.

The parties’ duly authorized officers have signed and delivered this Agreement as of the date first above written.

TOUCHSTONE ADVISORS, INC.

BY: /s/Timothy D. Paulin         BY: /s/Matt Barry
Name: Timothy D. Paulin         Name: Matt R. Barry
Title: Senior Vice President         Title: Vice President

SAGE ADVISORY SERVICES, LTD. CO.

BY: /s/Robert G. Smith
Name: Robert G. Smith
Title: President and CIO

TSF-2645-2201

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